UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________

SCHEDULE 14A

___________________

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. 1)

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

DENALI CAPITAL ACQUISITION CORP.
(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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DENALI CAPITAL ACQUISITION CORP.

AMENDMENT NO. 1 TO THE PROXY STATEMENT
FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, OCTOBER 11, 2023

To the Shareholders of Denali Capital Acquisition Corp.

On September 25, 2023, Denali Capital Acquisition Corp. (the “Company”) filed its definitive proxy statement (the “Proxy Statement”) in connection with the Company’s extraordinary general meeting of shareholders (the “extraordinary general meeting”) to be held on Wednesday, October 11, 2023, and mailed to the shareholders a Notice of Extraordinary General Meeting of Shareholders. The extraordinary general meeting will be held on Wednesday, October 11, 2023, at the offices of US Tiger Securities, Inc., located at 437 Madison Avenue, 27th Floor, New York, NY, commencing at 9:30 A.M., Eastern Time.

This amendment to the Proxy Statement (this “Amendment”) is being filed with the Securities and Exchange Commission and made available to our shareholders for the purpose of correcting an inadvertent error concerning certain statements in the Proxy Statement relating to the anticipated per-share price at which the public shares will be redeemed from cash held in the trust account and the approximate extension contribution per-share amount in connection with each one-month extension period, based on the percentage of shares redeemed in connection with the Extension Amendment. This Amendment should be read in conjunction with the Proxy Statement, which should be read in its entirety. Except as specifically amended by this Amendment, all information set forth in the Proxy Statement remains unchanged and should be considered in your vote. This Supplement does not provide all of the information that is important to your decision in voting at the extraordinary general meeting; additional information is contained in the Proxy Statement that was previously made available to shareholders.

Specifically, we are providing this Amendment to revise following provisions from the Proxy Statement. All page references used herein refer to pages in the Proxy Statement before any additions or deletions resulting from this Amendment, and capitalized terms used below, unless otherwise defined, have the meanings set forth in the Proxy Statement. Underlined and bolded text shows text being added to a referenced disclosure in the Proxy Statement and stricken-through text shows text being deleted from a referenced disclosure in the Proxy Statement.

The fourth paragraph on the third page of the Notice of Extraordinary General Meeting of Shareholders is amended and restated as follows:

Based upon the amount in the trust account as of the record date (as defined below), the Company anticipates that the per-share price at which public shares will be redeemed from cash held in the trust account will be approximately ~~$10.24~~$10.87 at the time of the extraordinary general meeting. The closing price of the Company’s Class A ordinary shares on the record date (as defined below) was $10.89. The Company cannot assure shareholders that they will be able to sell their Class A ordinary shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when such shareholders wish to sell their shares.

The fourth paragraph on the third page of the Proxy Statement following the Notice of Extraordinary General Meeting of Shareholders is amended and restated as follows:

Based upon the amount in the trust account as of the record date (as defined below), the Company anticipates that the per-share price at which public shares will be redeemed from cash held in the trust account will be approximately ~~$10.24~~$10.87 at the time of the extraordinary general meeting. The closing price of the Company’s Class A ordinary shares on September 14, 2023 was $10.89. The Company cannot assure shareholders that they will be able to sell their Class A ordinary shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when such shareholders wish to sell their shares.

The sixth paragraph on the fourth page of the Proxy Statement following the Notice of Extraordinary General Meeting of Shareholders is amended and restated as follows:

If the Company liquidates, the Sponsor has agreed to indemnify us to the extent any claims by a third party for services rendered or products sold to us, or any claims by a prospective target business with which we have discussed entering into an acquisition agreement, reduce the amount of funds in the trust account to below: (i) $10.00 per public share; or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to our trust account and except as to any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. We cannot assure you, however, that the Sponsor would be able to satisfy those obligations. Based upon the amount in the trust account as of the record date, we anticipate that the per-share price at which public shares will be redeemed from cash held in the trust account will be approximately ~~$10.24~~$10.87. Nevertheless, the Company cannot assure you that the per share distribution from the trust account, if the Company liquidates, will not be less than $10.00, plus interest, due to unforeseen claims of creditors.

The redemption table on page 7 of the Proxy Statement is amended and restated as follows:

% of Redemptions at Extension	Shares Redeemed at Extension	Shares Remaining at Extension	Extension Contribution per Share per Month
25%	2,062,500~~2,190,000~~	6,187,500~~6,570,000~~	$0.008
40%	3,300,000~~3,504,000~~	4,950,000~~5,256,000~~	$0.010
50%	4,125,000~~4,380,000~~	4,125,000~~4,380,000~~	$0.012~~0.011~~
60%	4,950,000~~5,256,000~~	3,300,000~~3,504,000~~	$0.015~~0.014~~
75%	6,187,500~~6,570,000~~	2,062,500~~2,190,000~~	$0.024~~0.023~~
85%	7,012,500~~7,446,000~~	1,237,500~~1,314,000~~	$0.030

The first paragraph and the redemption table on page 25 of the Proxy Statement is amended and restated as follows:

If the Extension Amendment Proposal is approved, the Sponsor (or its affiliates or permitted designees) has agreed to contribute to the Company a loan of up to a maximum of $450,000 for a total of nine (9) one-month extensions until the Extended Date. The redemption amount per share at the meeting for such initial business combination or the Company’s liquidation will depend on the number of public shares that remain outstanding after redemptions in connection with the Extension Amendment. Below, as reference, is a table estimating the approximate per-share amount to be paid in connection with each one-month extension period, depending on the percentage of redemptions received in connection with the Extension Amendment. For example, if 50% of the public shares remain outstanding after redemptions in connection with the Extension Amendment, then the amount deposited per share for such one-month period will be approximately ~~$0.011~~$0.012 per share. If 15% of the public shares remain outstanding after redemptions in connection with the Extension Amendment, then the amount deposited per share for such one-month period will be approximately $0.030 per share.

% of Redemptions at Extension	Shares Redeemed at Extension	Shares Remaining at Extension	Extension Contribution per Share per Month
25%	2,062,500~~2,190,000~~	6,187,500~~6,570,000~~	$0.008
40%	3,300,000~~3,504,000~~	4,950,000~~5,256,000~~	$0.010
50%	4,125,000~~4,380,000~~	4,125,000~~4,380,000~~	$0.012~~0.011~~
60%	4,950,000~~5,256,000~~	3,300,000~~3,504,000~~	$0.015~~0.014~~
75%	6,187,500~~6,570,000~~	2,062,500~~2,190,000~~	$0.024~~0.023~~
85%	7,012,500~~7,446,000~~	1,237,500~~1,314,000~~	$0.030

The third paragraph on page 26 of the Proxy Statement is amended and restated as follows:

If properly demanded, the Company will redeem each public share for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to the Company to pay its taxes, divided by the number of then public shares in issue. Based upon the amount in the trust account as of the record date, the Company anticipates that the per-share price at which public shares will be redeemed from cash held in the trust account will be approximately ~~$10.24~~$10.87 at the time of the extraordinary general meeting. The closing price of the Company’s Class A ordinary shares on the record date was $10.89.

Our Proxy Statement, including this Amendment, is available at www.proxyvote.com.

If you have already submitted a proxy and do not wish to change your vote, you need not take any further action. If you would like to change or revoke your prior vote on any proposal, please refer to the Proxy Statement for instructions on how to do so.

By Order of the Board of Directors,
Lei Huang
Chief Executive Officer and Director

September 27, 2023
New York, NY

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